Exhibit 10.1

AMENDMENT NO. 6 TO LOAN AGREEMENT

This Amendment No. 6 to Loan Agreement dated as of January 27, 2003 (this “Amendment”) is executed with reference to the Loan Agreement dated as of March 3, 1999 (as amended, modified or supplemented prior to the date hereof, the “Loan Agreement”), among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), The Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the “Borrower”), the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement. The parties hereby agree as follows:

1.    Section 1.1—Definitions. The following new definitions are hereby added to Section 1.1 of the Loan Agreement.

“WNBA Agreements” means, collectively, the WNBA Membership Agreement between WNBA, LLC, a Delaware limited liability company and the WNBA Subsidiary, and each of the material instruments, documents and agreements entered into in connection therewith by the Tribe, the Borrower, the WNBA Subsidiary and their Affiliates, the WNBA Note and the related guaranty executed by the Borrower in favor of WNBA, LLC, in each case as in effect on January 28, 2003, and with any amendments thereto which do not materially increase the financial obligations of the Tribe or the Borrower in respect of the WNBA Subsidiary or to WNBA, LLC, the National Basketball Association or their respective Affiliates or member teams.

“WNBA Note” means a promissory note in the principal amount of $8,000,000 made by the WNBA Subsidiary in favor of WNBA, LLC as a portion of the consideration payable by the WNBA Subsidiary for its acquisition of a WNBA franchise.

“WNBA Subsidiary” means Mohegan Basketball Club, LLC, a limited liability company formed under the Laws of the Tribe and a wholly-owned Subsidiary of the Borrower, to be formed by the Borrower for the purpose of acquiring and operating a WNBA franchise to be known as the Connecticut Sun.

2.    Section 5.4—The Nature of Borrower. Section 5.4 of the Loan Agreement is hereby amended to read in full as follows (with the changed text shown in bold for the convenience of the reader):

5.4    The Nature of Borrower.    The Tribe has no Subsidiaries and no Affiliates, other than the WNBA Subsidiary, which are included in or controlled by or through Borrower. All activities of the Tribe constituting or relating to the ownership and operation of gaming facilities (including all Class II and Class III gaming activities within the meaning of IGRA) and all activities of the Tribe constituting or relating to the ownership of hotel, restaurant, entertainment and resort facilities are conducted on behalf of the Tribe by Borrower pursuant to the authority granted to Borrower in the Gaming Authority Ordinance (or to the extent contemplated herein, by the WNBA Subsidiary).

3.    Section 7.3—Investments and Acquisitions. Section 7.3 of the Loan Agreement is hereby amended to add a new clause (h):

(h) The Acquisition by Borrower of the WNBA Subsidiary and related Investments by Borrower in the WNBA Subsidiary in an aggregate amount not to exceed $25,000,000 in the aggregate at any time, initially consisting of (i) a cash investment of $2,000,000, which Investment shall be used to finance the cash portion of the purchase price for a WNBA franchise, and (ii) Contingent Obligations consisting of a guaranty by the Borrower of the obligations of the WNBA Subsidiary under the WNBA Agreements.

4.    Section 7.5—Distributions by WNBA Subsidiary. Section 7.5 of the Loan Agreement is hereby amended to add the following clause (g):

“(g)    Distributions by the WNBA Subsidiary to Borrower.”

5.    Section 7.8—Negative Pledge. Section 7.8 of the Loan Agreement is hereby amended to add a new clause (f):

“(f) Rights of Others granted pursuant to the WNBA Agreements consisting of the right to use the Mohegan Sun Arena for scheduled home games of the Connecticut Sun and related basketball activities, and Liens and Negative Pledges in respect of assets of the WNBA Subsidiary, other than accounts and the proceeds thereof (and in any event excluding the membership interests in the WNBA Subsidiary owned by the Borrower) in favor of WNBA, LLC or its designees to secure obligations of the WNBA Subsidiary under the WNBA Agreements.”

6.    Section 7.9—Indebtedness and Contingent Obligations. Section 7.9 of the Loan Agreement is hereby amended to add a new clause (j):

“(j) Indebtedness of the WNBA Subsidiary in an aggregate principal amount not to exceed $8,000,000 under the WNBA Note and Contingent Obligations of Borrower consisting of a guaranty of the obligation of the WNBA Subsidiary under the WNBA Agreements.”

7.    Consent Under Section 7.11.    The Lenders hereby consent to the expenditures contemplated by this Amendment, notwithstanding Section 7.11 of the Loan Agreement.

8.    Section 7.17—WNBA Subsidiary Indebtedness. The Loan Agreement is hereby amended to add the following new section:

7.17    WNBA Subsidiary Operations and Indebtedness.    Borrower will not permit the WNBA Subsidiary to enter into any substantial operations other than the operation of a WNBA franchise, nor permit the WNBA Subsidiary to own any substantial assets other than the WNBA franchise. The Borrower will not, either directly or indirectly, be liable for any obligations of the WNBA Subsidiary, or have any continuing obligations to the National Basketball Association or its Affiliates, other than pursuant to the WBNA Agreements.

9.    Applicability of Certain Covenants to the WNBA Subsidiary.    It is expressly agreed that the results of operation of the WNBA Subsidiary will be consolidated with those of the Borrower for purposes of determining compliance with the covenants set forth in Sections 7.12, 7.13 and 7.14 of the Loan Agreement. It is expressly agreed that each of the covenants set forth in Articles 6, 7 and 8 the Loan Agreement to which the Borrower is subject, otherthan Sections 6.11, 7.7 and 7.16 shall be deemed applicable to the WNBA Subsidiary, mutatis mutandis it being understood that the transactions contemplated by this Amendment or by the WNBA Agreements shall not be deemed to violate Section 7.10 of the Loan Agreement.

10.    Representations.    Borrower represents and warrants to the Lenders that no Default or Event of Default has occurred and remains continuing

11.    Other Documents.    Borrower covenants that the following agreements will be entered into in a form acceptable to the Administrative Agent concurrently with the consummation of the proposed WNBA franchise acquisition:

(a)    a duly executed guaranty signed by the WNBA Subsidiary guarantying the Obligations in favor of the Administrative Agent for the benefit of the Lenders; and

(b)    a duly executed security agreement signed by the WNBA Subsidiary in respect of its accounts receivable and the proceeds thereof securing its obligations under the Guaranty in favor of the Administrative Agent for the benefit of the Lenders.

12.    Conditions Precedent.    As conditions precedent to the effectiveness hereof, the Administrative Agent shall have received:

(a)    Counterparts of this Amendment executed by the Tribe and Borrower;

(b)    Written consents hereto executed by each of the Requisite Lenders; and

(c)    A certificate of the Borrower attaching a copy of the WNBA Agreements.

13.    Confirmation.    In all other respects, the Loan Agreement and the other Loan Documents are hereby confirmed.

[Remainder of this page intentionally left blank—signature pages follow]

14.    Counterparts.    This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

THE MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ MARK F. BROWN

Title: Chairman, Management Board

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By:	/s/ MARK F. BROWN

Tribal Council Chairman

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ JANICE HAMMOND

Janice Hammond, Vice President